UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

FORTEGRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

100 West Bay Street, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of eReinsure

On March 3, 2011, Fortegra Financial Corporation,  a Delaware corporation (the "Corporation"), agreed to acquire eReinsure.com, Inc. ("eReinsure"), an industry leader in web-based technologies for reinsurance process control, information management and compliance functions, for a cash purchase price of $37 million. The terms and conditions of the transaction are set forth in an Agreement and Plan of Merger, dated March 3, 2011 (the "Merger Agreement"), by and among eReinsure, LOTS Intermediate Co., a Delaware corporation and wholly-owned subsidiary of the Corporation ("LOTS"), Alpine Acquisition Sub., Inc., a Delaware corporation and wholly owned subsidiary of LOTS, and Century Capital Partners III, L.P., as Agent. The full and complete Merger Agreement is attached hereto as Exhibit 2.1 to this current report on Form 8-K and is incorporated into this Item 1.01 by reference.
The transactions contemplated by the Merger Agreement have been approved by the boards of directors of both the Corporation and eReinsure. The closing of the transaction is subject to customary conditions, including but not limited to the receipt of consents and required regulatory approvals, and is expected to occur in March of 2011.
A copy of the press release announcing the acquisition is filed herewith as Exhibit 99.1.

Revolving Credit Facility Increases by $30 Million to $85 Million

In order to help fund the purchase price of eReinsure, the Corporation entered into a Joinder Agreement, dated March 1, 2011, (the "Joinder Agreement"), by and among Wells Fargo Bank, N.A., as lender ("Wells Fargo"), Suntrust Bank, as administrative agent ("SunTrust"), and the Corporation and LOTS, as borrowers. Under the Joinder Agreement, Wells Fargo becomes an additional lender under the Corporation's existing Revolving Credit Facility, dated June 16, 2010 (the "Facility"), between the Corporation, the lenders from time to time party thereto, and SunTrust. With the addition of Wells Fargo, the capacity of the Facility increases by $30 million to its maximum size of $85 million. The existing terms and conditions of the Facility remains in effect. The Joinder Agreement is attached hereto as Exhibit 10.1 to this current report on Form 8-K and is incorporated into this Item 1.01 by reference.

A copy of the press release announcing the expansion of the Facility is filed herewith as Exhibit 99.2.

Item 2.03 Creation of a Direct Financial Obligation.

Revolving Credit Facility Increase -- $30 Million

The description contained in Item 1.01 relating to the increase in the size of the Facility and the Joinder Agreement is incorporated into this Item 2.03 by reference. As of March 4, 2011, $27.5 million is outstanding under the Facility. In advance of the acquisition of eReinsure (as described in item 1.01 above), the Corporation anticipates drawing an additional $37.0 million under the Facility. The current interest rate on borrowings under the Facility is six percent (6%).

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

2.1 Agreement and Plan of Merger, dated March 3, 2011 by and among eReinsure.com, Inc., a Delaware corporation, Alpine Acquisition Sub., Inc., a Delaware corporation, and Century Capital Partners III, L.P., as Agent solely for the purposes of Section 10.02, and LOTS Intermediate Co., a Delaware corporation.

10.1 Joinder Agreement, dated March 1, 2011, by Wells Fargo Bank, N.A., Suntrust Bank, as Administrative Agent and Fortegra Financial Corporation and LOTS Intermediate Co., as Borrowers

99.1 Press Release, dated March 3, 2011.

99.2 Press Release, dated March 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: March 7, 2011
By: /s/ John G. Short
Name: John G. Short
Title: General Counsel and Secretary